Exhibit 99.1

Annovis Files Three New Patents for Combination Therapies Involving

Buntanetap, Trulicity, and Viagra

MALVERN, Pa., September 30, 2024 (GLOBE NEWSWIRE) – via IBN – Annovis Bio Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company developing transformative therapies for neurodegenerative disorders such as Alzheimer’s disease (AD) and Parkinson’s disease (PD), today announced the filing of three new patents for innovative combination therapies involving its lead compound, buntanetap. These patents cover combinations of buntanetap with Trulicity (dulaglutide), Viagra (sildenafil), or a combination of all three, creating a multifaceted approach to treating neurodegenerative diseases.

Buntanetap, the Company’s lead drug asset, inhibits the production of neurotoxic proteins and has been shown to improve cognition in early AD patients (NCT05686044) and halt cognitive decline in PD patients (NCT05357989). Recent preclinical studies have demonstrated that when buntanetap is combined with a GLP-1 agonist (such as Trulicity) or PDE5 inhibitors (such as Viagra), cognitive function in Alzheimer’s mouse models improves to levels beyond those observed in healthy controls. With these compelling results demonstrating strong potential for cognition-enhancing combinations, Annovis further strengthens its intellectual property portfolio through the filing of the following patents:

•	Buntanetap + Trulicity (dulaglutide, a GLP-1 agonist).

•	Buntanetap + Viagra (sildenafil, a PDE5 inhibitor).

•	Buntanetap + Trulicity + Viagra.

“Our early data suggests a strong synergistic effect from combining these drugs, resulting in significant cognitive enhancement,” said Maria Maccecchini, Ph.D., Founder, President, and CEO of Annovis Bio. “The combination of buntanetap with Trulicity and Viagra not only has the potential to restore cognition to healthy levels, but also to improve it beyond normal, offering new hope in the fight against dementia. Since buntanetap has completed Phase 3 studies as a standalone treatment, and both Trulicity and Viagra are FDA-approved, these combinations are well-positioned for Phase 3 human trials.”

By leveraging the proven efficacy of Trulicity and Viagra in combination with buntanetap, Annovis is expanding its pipeline and advancing its mission to enhance cognition for those suffering from neurodegenerative disorders.

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis Bio Inc. is dedicated to addressing neurodegeneration in diseases such as AD and PD. The company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

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Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the Company's plans related to clinical trials. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, those related to patient enrollment, the effectiveness of Buntanetap, and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety, and tolerability of Buntanetap. Additional risk factors are detailed in the Company's periodic filings with the SEC, including those listed in the "Risk Factors" section of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to the Company as of the date of this release. The Company expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:
Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717
www.annovisbio.com/investors-relations
IR@annovisbio.com